UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2021

Zix Corporation

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue

Suite 2300, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZIXI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

Credit Agreement

In connection with the completion of the Merger (as defined below), on December 23, 2021, Zix Corporation, a Texas corporation (“Zix” or the “Company”) terminated its credit agreement (the “Credit Agreement”), dated February 20, 2019, with Truist Bank, successor by merger to SunTrust Bank, as administrative agent, collateral agent, issuing bank and swing line lender and certain other lenders. In connection with such termination, the Company paid approximately $216.2 million in aggregate principal, interest, fees, expenses and other amounts and obligations that were outstanding and payable under the Credit Agreement at the time of its termination, and all liens on assets of the Company and its subsidiaries guaranteeing such facility, together with such subsidiary guarantees, were released and terminated. The Company incurred no early termination penalty in connection with termination of the Credit Agreement. The material terms of the Credit Agreement are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 5, 2021. Such description is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, on November 7, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Open Text Corporation, a corporation incorporated under the federal laws of Canada (“OpenText”) and, by joinder, Zeta Merger Sub Inc., a Texas corporation and a wholly-owned subsidiary of OpenText (“Merger Sub”). Pursuant to the Merger Agreement, and on the terms and subject to the conditions thereof, Merger Sub commenced a tender offer on November 22, 2021 to acquire all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), at an offer price of $8.50 per Share in cash, without interest and subject to applicable withholding of taxes (such amount, the “Offer Price”), upon the terms and conditions set forth in the Offer to Purchase dated November 22, 2021 (as amended or supplemented, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”).

On December 23, 2021, OpenText announced that the Offer expired at one minute after 11:59 P.M., Eastern time, on December 22, 2021 (the “Expiration Time”). The Depositary (as defined in the Offer to Purchase) has advised OpenText and Merger Sub that immediately prior to the Expiration Time there were validly tendered and not withdrawn (and excluding any Shares tendered pursuant to guaranteed delivery procedures that were not yet delivered in satisfaction of such guarantee in accordance with Section 21.459(c) of the Texas Business Organizations Code (the “TBOC”)), a total of 55,709,092 Shares. The validly tendered Shares represent approximately 71% of the Shares outstanding immediately prior to the Expiration Time (including following the conversion of all of the outstanding shares of the Company’s Series A Preferred Stock into Shares immediately prior to the Expiration Time). The number of Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that were not yet delivered in satisfaction of such guarantee in accordance with Section 21.459(c) of the TBOC)) tendered into the Offer satisfied the Minimum Condition (as defined in the Merger Agreement) immediately prior to the Expiration Time. All conditions to the Offer have been satisfied or waived. Merger Sub has accepted for payment all Shares that were validly tendered pursuant to the Offer and not withdrawn prior to the Expiration Time.

On December 23, 2021, following the expiration of the Offer and acceptance for payment of the Shares tendered pursuant to the Offer, OpenText completed its acquisition of the Company pursuant to the terms of the Merger Agreement. Pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of OpenText, without a stockholder vote to adopt the Merger Agreement or effect the Merger in accordance with Section 21.459(c) of the TBOC. As a result of the Merger, each Share outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was cancelled and converted into the right to receive $8.50 in cash without interest and net of applicable withholding taxes, other than Shares held by OpenText or the Company, or by any wholly-owned subsidiary of OpenText (including Merger Sub) or the Company, or held by stockholders who properly exercised appraisal rights under Subchapter H, Chapter 10 of the TBOC or Shares irrevocably accepted for purchase pursuant to the Offer.

As a result of the Merger, the Shares will be delisted and will cease trading on the Nasdaq Stock Market LLC (“Nasdaq”). OpenText and Merger Sub intend to take steps to cause the termination of the registration of the Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to suspend all of the Company’s reporting obligations under the Exchange Act as promptly as practicable.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 8, 2021, and which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, the Company no longer fulfills the numerical listing requirements of Nasdaq. Accordingly, on December 23, 2021, (i) the Company requested that Nasdaq suspend trading of the Shares effective prior to the start of trading on December 23, 2021, (ii) the Company notified Nasdaq of its intent to remove its Shares from listing on Nasdaq, and (iii) Nasdaq filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act, on Form 25 to delist and deregister the Shares. The delisting will become effective ten days after the filing of the Form 25. The Company also intends to file with the SEC a certification on Form 15 under the Exchange Act requesting deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act and deregistration of its Shares under Section 12(g) of the Exchange Act.

The information set forth or incorporated by reference in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth or incorporated by reference in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of the completion of the Offer, a change in control of the Company occurred. Upon the consummation of the Merger, the Company became a wholly-owned subsidiary of OpenText. The total purchase price paid in connection with the Offer and Merger was approximately $860 million, inclusive of the Company’s cash and debt.

The information set forth or incorporated by reference in Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time on December 23, 2021, David J. Wagner, Mark J. Bonney, Maryclaire Campbell, Taher A. Elgamal, James H. Greene, Jr., Robert C. Hausmann, Maribess L. Miller and Brandon Van Buren resigned as members of the Company’s Board of Directors and Gordon A. Davies and Madhu Ranganathan, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company. At the time Mr. Davies and Ms. Ranganathan assumed the roles of directors, it had not yet been determined on which committees, if any, of the Company’s Board of Directors each of them would serve.

In addition, effective as of the Effective Time on December 23, 2021, the Company removed David J. Wagner as President and Chief Executive Officer, David E. Rockvam as Vice President and Chief Financial Officer, Ryan L. Allphin as Chief Product Officer, John P. Di Leo as Chief Revenue Officer, David J. Robertson as Vice President, Engineering, Noah F. Webster as Chief Legal and Compliance Officer & Secretary, Geoffrey R. Bibby as Chief Marketing Officer, Sheila D. Carpenter as Chief Information Officer and Shirley E. Devlin as Chief Accounting Officer; and the Company appointed Madhu Ranganathan as President and Treasurer, and Gordon Davies as Secretary.

Information about Mr. Davies and Ms. Ranganathan is contained in the Offer to Purchase, filed as Exhibit (a)(l)(A) to the Tender Offer Statement on Schedule TO originally filed by OpenText and Merger Sub with the SEC on November 22, 2021, which is included as Exhibit 20.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 23, 2021, OpenText issued a press release (the “Press Release”) regarding the matters described in this Current Report on Form 8-K. A copy of the Press Release was filed as Exhibit (a)(5)(N) to Amendment 4 to the Schedule TO filed by OpenText on December 23, 2021. The Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the Press Release is qualified in its entirety by the full text of the Press Release. The information in this Item 7.01 (and in the Press Release) is being furnished to, and shall not be deemed “filed” with, the SEC for purposes of the Section 18 of the Exchange Act. The website addresses of OpenText and the Company are included in the Press Release as inactive textual references only. The information contained on these websites is not part of the Press Release and shall not be deemed furnished to the SEC.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 7, 2021, by and among Open Text Corporation and Zix Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Zix Corporation on November 8, 2021)

3.1	Restated Articles of Incorporation of Zix Corporation

3.2	Third Amended and Restated Bylaws of Zix Corporation

20.1	Offer to Purchase dated November 22, 2021 (incorporated by reference to Exhibit (a)(1)(A) to the Schedule TO filed by Open Text Corporation on November 22, 2021)

99.1	Press Release issued by Open Text Corporation on December 23, 2021 (incorporated by reference to Exhibit (a)(5)(N) to Amendment 4 to the Schedule TO filed by Open Text Corporation on December 23, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

December 23, 2021	By:	/s/ Gordon A. Davies
Gordon A. Davies Secretary

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